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                                                                    EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We consent to the incorporation by reference in the registration statement of Genetics Institute, Inc. and subsidiaries on Form S-3 of our reports dated December 29, 1992, on our audits of the consolidated financial statements and financial statement schedules of Genetics Institute, Inc. and subsidiaries as of November 30, 1992, and for the years ended November 30, 1992 and 1991, which reports are included in Genetic Institute's Inc. and subsidiaries Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".



                                               COOPERS & LYBRAND



       Boston, Massachusetts
       April 22, 1994